UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2005 (October 26, 2005)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Purchase and Sale Agreement, dated as of October 24, 2005
Ex-10.2 Interest Purchase and Sale Agreement, dated as of October 24, 2005
Ex-10.3 Purchase and Sale Agreement, dated as of October 24, 2005 (Tempe)
Ex-99.1 Press Release issued on October 27, 2005 by Windrose Medical Properties Trust

Item 1.01. Entry into a Material Definitive Agreement.
     On October 26, 2005, Windrose Medical Properties Trust, through its wholly owned subsidiaries, which we collectively refer to as Windrose or we, entered into purchase agreements with Medical Office Portfolio Limited Partnership and related or affiliated entities to acquire 22 office properties in four states, aggregating approximately 1.0 million rentable square feet for aggregate purchase consideration of approximately $241 million, which is expected to include the assumption of approximately $159 million of existing mortgage debt. The purchase consideration is subject to customary closing adjustments and other allocations. The effective date of each purchase agreement is October 24, 2005. The properties that Windrose will acquire are described below.

	Rentable	Occupancy at
Property Location	Square Footage	September 30, 2005
Jupiter, FL	40,396	100.0%

Plantation, FL	98,511	88.5

West Palm Beach, FL	43,797	100.0

Palm Springs, FL	26,849	91.6

Palm Springs, FL	17,738	100.0

Palm Springs, CA	44,304	75.7

Edinburg, TX	52,068	74.1

Boynton Beach, FL	25,565	100.0

Boynton Beach, FL	25,565	100.0

West Palm Beach, FL	35,409	100.0

Palm Bay, FL	17,790	75.7

West Palm Beach, FL	23,300	100.0

West Palm Beach, FL	17,738	100.0

West Palm Beach, FL	17,790	100.0

Arcadia, CA	86,762	99.2

El Paso, TX	77,870	86.8

Plantation, FL	47,020	100.0

West Palm Beach, FL	35,431	100.0

Tempe, AZ	59,808	82.4

Wellington, FL	48,000	100.0

	Rentable	Occupancy at
Property Location	Square Footage	September 30, 2005
Boca Raton, FL	70,235	100.0%

Dallas, TX	92,391	100.0

Total/weighted average	1,004,337	93.7%

     The 98,511 rentable square foot property located in Plantation, Florida is primarily a commercial office building. Each of the other properties is primarily a medical office building. We have completed substantially all of our due diligence activities with respect to the properties. Certain of the acquisitions will involve the purchase of the real property and others will involve the acquisition of 100% of the ownership interests in the entity that owns the real property.
     While we intend to assume the mortgage debt on each of the properties, such assumptions are subject to lender approval. We have submitted applications to the lenders for consents to the transfer of the properties and assumption of the loans. Based on discussions with the lenders, we expect to receive the lenders’ consents. However, if we do not receive lender consent with respect to one or more properties, all other conditions to closing have been satisfied and the seller does not elect to exclude the property from the transaction, we will close such properties in escrow pending either (a) receipt of the lender consents or (b) defeasance or satisfaction of the loans by us in accordance with their terms. In the event of a closing in escrow, we will be required to deposit the full purchase price for the affected properties, together with all other amounts that the sellers reasonably determine are necessary for satisfaction or defeasance of the loans, including yield maintenance, defeasance costs and prepayment penalties. The costs of defeasance will vary based on timing, the interest rates on the applicable loans and market conditions. We estimate that the aggregate amount of such additional costs for all 22 properties would not exceed $9 million. Certain of the loans may not be defeased or prepaid for a year or more.
     In addition to assumption of the existing mortgage debt, we intend to pay the balance of the purchase consideration for these properties in cash. We currently have available lines of credit, including our recently announced secured revolving credit facility, which provides up to $60 million in availability and potentially an additional $20 million through an accordion feature, with only $1.8 million currently outstanding. In addition, we have received a commitment for a $30 million unsecured bridge loan. The bridge loan commitment provides for a term of nine months and an interest rate of LIBOR plus 3% or the lender’s base rate plus 1.75%.
     All but $2.8 million of the mortgage debt we expect to assume is fixed rate debt with a weighted average interest rate of 5.76%, with the $2.8 million of variable rate debt bearing interest at LIBOR plus 3.05%.
     The acquisitions are expected to close in the fourth quarter of 2005 although we cannot assure you that we will acquire any of these properties because the acquisitions are subject to a variety of factors, including the satisfaction of closing conditions such as the receipt of third party consents and approvals. Among other provisions, the agreements provide for liquidated damages in the event of breach by either party.
     In connection with the acquisitions, we will enter into property management agreements with Healthcare Property Managers of America, LLC, an affiliate of the sellers, for property management and leasing services for the properties. The terms of the management agreements include:
•	an initial term of ten years;

•	a management fee payable monthly by us to the manager at the rate of 5% of all total monthly revenues of each property;

•	a leasing commission payable by us to the manager on all new, renewed or extended leases at rates generally ranging from 3% to 6% of projected net lease income during the lease term;
•	termination by us, without payment of termination fees, for acts of fraud or gross negligence or upon the event of a voluntary filing of bankruptcy by the manager. Termination, without payment of termination fees, in connection with our sale of six of the properties. Termination in connection with our sale of 16 of the properties upon payment of termination fees which will vary depending on the timing of any such sale and termination and could be substantial unless the transferee assumes the management agreement, in which event no termination fees are payable. The manager may terminate the agreement by giving 60 days written notice to us; and

•	an agreement by the manager and its affiliates not to solicit our existing tenants without our prior written consent.
     The purchase contracts to acquire these properties are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.
Forward-Looking Statements Safe Harbor
Some of the statements in this Current Report on Form 8-K constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts, statements concerning the acquisition of the 22 properties, completion of projects under development, completion of financings, increases in assets, rentable square feet, and resources available for investment. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward- looking statement. The factors that could cause actual results to differ materially from current expectations include failure to complete acquisitions or developments, ability to raise additional capital, financial performance and condition of our tenants, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Item 7.01. Regulation FD Disclosure.
     On October 27, 2005, we issued a press release announcing the execution of the purchase agreements described in Item 1.01 above, which we are furnishing as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)     Financial Statements of Businesses Acquired. The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.
(b)     Pro Forma Financial Information. The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.
(c)     Exhibits. The following exhibits are being filed as an exhibit to this Current Report on Form 8-K pursuant to Items 1.01, except that Exhibit 99.1 is being furnished pursuant to Item 7.01.

Exhibit No.		Description
10.1	—	Purchase and Sale Agreement, dated as of October 24, 2005
10.2	—	Interest Purchase and Sale Agreement, dated as of October 24, 2005
10.3	—	Purchase and Sale Agreement, dated as of October 24, 2005 (Tempe)
99.1	—	Press Release issued on October 27, 2005 by Windrose Medical Properties Trust

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: November 1, 2005	By:	/s/ Frederick L. Farrar
Frederick L. Farrar
President, Chief Operating Officer, Treasurer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
10.1	—	Purchase and Sale Agreement, dated as of October 24, 2005
10.2	—	Interest Purchase and Sale Agreement, dated as of October 24, 2005
10.3	—	Purchase and Sale Agreement, dated as of October 24, 2005 (Tempe)
99.1	—	Press Release issued on October 27, 2005 by Windrose Medical Properties Trust